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                                                                    EXHIBIT 4.18

                           CONTRACT FOR THE ASSIGNMENT
                              OF REGISTERED CAPITAL
                                       AND
                              INVESTMENT AGREEMENT



                                 BY AND BETWEEN



             JIANGSU SHUGUANG GRANT PRIDECO TUBULAR COMPANY LIMITED


                THE PARTIES IDENTIFIED AS THE "SHAREHOLDERS" ON
                         SCHEDULE 1.1 TO THIS AGREEMENT


                                       AND


                         GRANT PRIDECO MAURITIUS LIMITED









                                 March 26, 2002


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                           CONTRACT FOR THE ASSIGNMENT
                              OF REGISTERED CAPITAL
                                       AND
                              INVESTMENT AGREEMENT


         THIS CONTRACT FOR THE ASSIGNMENT OF REGISTERED CAPITAL AND INVESTMENT AGREEMENT (this "Agreement") is made and entered into as of March 26, 2002
(the "Signing Date"), by and between Jiangsu Shuguang Grant Prideco Tubular Company Limited, a Sino-foreign equity joint venture organized and existing under the laws of China (hereinafter referred to as the "JV"), the parties identified as the "Shareholders" on Schedule 1.1 to this Agreement, Grant Prideco Mauritius Limited, a joint venture organized and existing under the laws of Mauritius (hereinafter referred to as "Grant" and Grant Prideco, Inc. a Delaware corporation ("GPI"). Each of the foregoing parties is sometimes referred to herein as a "Party", and all the foregoing parties are referred to herein collectively as the "Parties".

                                    RECITALS:

         WHEREAS, the JV is engaged in the business of researching, developing, manufacturing and selling drilling pipes and equipment and other pipeline accessories, and has its principal place of business in Jiangyan City, Jiangsu Province, China;

         WHEREAS, the parties previously entered into that certain Investment Agreement dated March 13, 1998, pursuant to which Grant became a shareholder of the JV and entered into an alliance and certain other agreements with the JV (hereinafter, the "March 1998 Agreements")

         WHEREAS, Grant wishes to increase its investment in the JV for the manufacture and sale of drilling pipes in and outside of China, and in connection therewith wishes to acquire certain additional shares of the JV;

         WHEREAS, Jiangsu Shuguang Group Company ("Shuguang") desires to sell and assign to Grant, and Grant wishes to acquire from the Shuguang for cash and shares of Grant Prideco common stock, certain of its shares and interests in the registered capital of the JV, on the terms and conditions set out herein;

         WHEREAS, Grant (formerly known as Weatherford Mauritius) desires to exchange with certain shareholders of the JV shares of common stock of Grant Prideco, Inc. for shares of the JV owned by such shareholders, in each case in the amounts and pursuant to the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


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                             ARTICLE 1 - DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings respectively:

          "Affiliate" means, as to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to a Person means the direct or indirect ownership of more than fifty percent (50%) of the ownership interests, registered capital or voting power of a Person or the power, directly or indirectly, to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of a Person. For purposes of this Agreement, STOCO and Stowell IRA are considered Affiliates and Grant and GPI are considered Affiliates.

         "Agreement" means this Agreement.

         "Amended JV Articles" means the Second Amended and Restated Articles of Association of the JV to be entered into by and between Shuguang, Stowell IRA, STOCO and Grant effective as of the Closing Date, in the form attached hereto as Exhibit A.

         "Amended JV Contract" means the Second Amended and Restated Joint Venture Contract to be entered into by and between Shuguang, Stowell IRA, STOCO and Grant effective as of the Closing Date, in the form attached hereto as Exhibit B.

         "Business Day" means a Day on which banks are not required or authorized to close in Beijing or New York City.

         "Business License" means the JV's business license issued by SAIC, as required by Legal Requirements.

         "Cash Consideration" means an aggregate of US$2,000,000, to be paid to Shuguang as set forth on Schedule 3.1.

         "China" means the People's Republic of China.

         "Closing" and "Closing Date" have the respective meanings set out in
         Section 3.4.

         "COFTEC" means the Commission of Foreign Trade and Economic Cooperation of Jiangyan City, China (or other appropriate city, municipality or province of China having jurisdiction over the matter).

         "COFTEC Approval" has the meaning set out in Section 5.1.1.

         "Day" or "Days" means the 24-hour period or periods commencing at 00:00 midnight in Jiangsu Province, China.


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


         "Earnest Money Deposit" means an aggregate of US$200,000, paid into escrow by Grant pursuant to the terms and conditions of that certain Letter of Intent dated December 17, 2001, by and between Grant, JV, Shuguang and STOCO.

         "Exchange Consideration" means the Grant Shares to be exchanged with the Exchanging Shareholders for shares of the JV, as set forth on
         Schedule 3.2.

         "Exchange Shares" means the JV Shares to be exchanged and assigned by the Exchanging Shareholders to Grant for the Exchange Consideration.

         "Exchanging Shareholders" means the entities listed on Schedule 1.1 other than Shuguang.

         "Governmental Authorizations" means all applicable or necessary authorizations, consents, decrees, permits, waivers, privileges, approvals from and filings and registrations with all applicable Governmental Instrumentalities.

         "Governmental Instrumentality" means any ministry, department, political subdivision, instrumentality, agency, bureau, corporation or commission under the direct or indirect control of any country or any province, municipality or other political subdivision thereof, and such country, province, municipality or other political subdivision.

         "GPI" has the meaning set out in the recitals to this Agreement.

         "Grant's Losses" has the meaning given such term in Section 9.2.

         "Grant Shares" means the aggregate 1,300,000 shares of common stock, $.01 par value, of GPI to be issued, exchanged and allocated among the Shareholders as set forth on Schedules 3.1 and 3.2.

         "Initial Transactions" means the purchase by Shuguang of all Shares owned by China National Petroleum and Natural Gas Corporation Great Well Drilling Company and Beijing Huayou Economic and Technology Development Company.

         "JV" has the meaning set out in the recitals to this Agreement.

         "Lease" has the meaning set out in Section 6.2.14.

         "Legal Requirements" means all applicable laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Instrumentality having jurisdiction over the matter in question.

         "Management Shareholders" mean Shuguang  and Stowell IRA..

         "March 1998 Agreements" has the meaning set forth in the recitals to this Agreement.


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         "Marketing and Administrative Support Agreement" means the Marketing and Administrative Support Agreement between the JV, Grant and STOCO, in the form as has been agreed to by the parties thereto.

         "Notice of Termination Date" has the meaning set out in Section 12.1, and the term "date of Notice of Termination" means Notice of Termination Date.

         "Person" means any individual, JV, corporation, association, joint stock JV, partnership, joint venture, business, trust, non-incorporated organization or other entity.

         "Purchased Shares" has the meaning set out in Section 3.1.

         "Renminbi" or "Rmb" means the lawful currency of China.

         "Post-Closing Ownership Deed" means the Post-Closing Ownership Deed to be entered into by and between the Shareholders, Grant and the JV in order to acknowledge ownership of the JV following the closing of the transactions contemplated by this Agreement, in a form reasonably acceptable to all parties.

         "SAFE" means the State Administration of Foreign Exchange Control of China.

         "SAIC" means the State Administration of Industry and Commerce of China.

         "Second Lease" has the meaning set out in Section 7.8.

         "Scheduled Closing Date" has the meaning set out in Section 3.3.

         "Shareholders' Losses" has the meaning given such term in Section 9.3.

         "Share" or "Shares" means any share or shares representing an interest or interests in the registered capital of the JV.

         "Signing Date" means the date first written above.

         "Shareholders" means the parties listed on Schedule 1.1 hereto.

         "SLAB" means the State Land Administration Bureau.

         "STOCO" means Stowell Company, Inc.,  a California corporation.

         "Third Party" means any Person who is not a party to this Agreement.

         "US$" or "U.S. Dollars" means the lawful currency of the United States of America.

1.2 Construction. The headings and titles of articles and sections used in this Agreement, including the table of contents, are inserted for convenience of reference only and shall be ignored in construing this Agreement. All references to Articles, Sections, subsections, Exhibits or Schedules refer to the corresponding Article, Section, subsection, Exhibit or Schedule of this Agreement, unless specific reference is made to an Article, section, subsection, exhibit, or schedule of another document or agreement. Any reference to an agreement, certificate, document or instrument is to the same as amended or extended from time to time. Use of the words hereof, herein, hereto, hereunder, and the like, are references to this Agreement. Personal pronouns when used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular includes the plural, and vice versa. The Schedules and Exhibits to this Agreement are incorporated by reference into this Agreement and form a part hereof. References to this Agreement or to any other document, instrument or agreement shall include any and all schedules and exhibits hereto or thereto.

                               ARTICLE 2 - GENERAL

2.1 Purpose. This Agreement sets forth the respective rights and obligations of the Parties concerning (1) the purchase and sale of the Purchased Shares by Grant from Shuguang, (2) the exchange of Grant Shares for Exchange Shares of the JV by Grant and the Exchanging Shareholders, and (3) the other matters as described herein.

                   ARTICLE 3 - PURCHASE AND EXCHANGE OF SHARES

3.1 Purchase and Sale. Shuguang hereby agrees to sell to Grant, and Grant hereby agrees to purchase from Shuguang, on the terms and subject to the conditions set out herein, on the Closing Date, the number of Shares that are set out opposite Shuguang's name on Schedule 3.1 (collectively, the "Purchased Shares"). The aggregate consideration to be paid by Grant to Shuguang for the Purchased Shares shall be the Cash Consideration and Grant Shares set forth on Schedule 3.1. Grant's obligation to purchase the Purchased Shares from Shuguang shall be subject to the satisfaction on or before the Closing Date of all the conditions to the Closing as provided in this Agreement.

3.2 Exchange of Shares. Each of the Exchanging Shareholders agrees to exchange with Grant, and Grant agrees to exchange with such Exchanging Shareholders, the shares of the JV owned by such Exchanging Shareholder as set forth in Schedule 3.2 hereto, for that number of Grant Shares set forth opposite such Exchanging Shareholders name on Schedule 3.2. Grant's obligation to exchange shares with the Exchanging Shareholders shall be subject to the satisfaction on or before the Closing Date of all the conditions to the Closing as provided in this Agreement.

  3.3 Closing Conditions. The obligations of the Parties to consummate the other transactions contemplated by this Agreement in connection with the Closing will be subject to the satisfaction of the following conditions (and the Parties and the JV will use their best efforts to cause all such conditions to be satisfied) on or before ninety (90) Days after the Signing Date (the "Scheduled Closing Date"); provided, however, that if all the Parties agree in

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         writing before the expiration of such ninety (90) Day period, the
         Scheduled Closing Date shall be extended to a date, as agreed by the Parties, on or before one hundred and twenty (120) Days after the Signing Date; provided further, however, that an election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant in this Agreement:

         3.3.1 All representations and warranties of the Shareholders as set forth in Section 6.1, and of the JV Management Shareholders set forth in Section 6.2, and of Grant and GPI set forth in Section 6.3, shall be complete and accurate on and as of the Closing Date, with the same effect as though such representations and warranties had been made again as separate representations and warranties as of the Closing Date, and each of the Shareholders shall have delivered to Grant, and Grant and GPI shall have delivered to the Shareholders a certificate to that effect dated the Closing Date and executed by the duly authorized legal representative of such Party;

         3.3.2 All covenants, agreements and obligations of the Parties contained in this Agreement shall have been complied with and performed, and each of the Shareholders shall have delivered to Grant, and Grant and GPI shall have delivered to the shareholders, a certificate to that effect dated the Closing Date and executed by the duly authorized legal representative of each such party;

         3.3.3 The Parties shall have received all consents, approvals and Governmental Authorizations from all Persons and Governmental Instrumentalities that are required to be obtained for the consummation of the transactions contemplated by or described in this Agreement, including without limitation, all the consents and approvals set out in Section 5.1 below;

         3.3.4 The Second Amended JV Articles and the Second Amended JV Contract shall have been duly executed and delivered by all the parties thereto, and shall be in full force and effect in form and substance as attached hereto as Exhibit A and Exhibit B, respectively, and all Governmental Authorizations with respect thereto shall have been obtained as required by Section 5.1.1 below;

         3.3.5 The Agreements described in Article 7 shall have been duly executed and delivered by all parties;

         3.3.6 The transactions contemplated hereby to be consummated at and after the Closing and all actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby shall have been authorized and approved by the Board of Directors of Grant and GPI, and all other related legal matters shall have been approved by counsel for Grant and GPI;

         3.3.7 There shall have been no material adverse change in the business or financial condition of the JV since the Signing Date;

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         3.3.8  Any and all agreements, contracts or commitments between the JV and any other Person concerning the marketing, distribution or licensing of the JV's products outside China, except as provided herein, shall have been terminated;

         3.3.9  [OMITTED]

         3.3.10 The Lease, as amended on July 17, 1998 and approved and property registered with SLAB, remains unamended and in full force and effect;

         3.3.11 The shareholders of the JV shall have approved or consented, in a unanimous written consent or by resolution adopted at a duly convened meeting, to the appointment of the Directors designated by Grant and Shuguang to serve as members of the Board of Directors of the JV as provided in the Amended JV Contract, effective as of the Closing Date, and the Board of Directors shall be reconstituted with only nominees of either Grant or Shuguang, as contemplated in the Amended JV Articles and Amended JV Contract;

         3.3.12 The Post-Closing Ownership Deed shall have been executed and delivered by all the Shareholders, Stowell IRA and any other parties required to sign thereto, the Parties shall have received all consents, approvals and Governmental Authorizations from all Persons and Governmental Instrumentalities that are required to be obtained for the filing and effectiveness of the Post-Closing Ownership Deed shall have been consummated; and

         3.3.13 Each Party shall have received on or before the Signing Date certified copies of the corporate resolutions and other documents and instruments as may be reasonably requested by the other Parties to evidence the due authorization of and the making and performance by such Party of this Agreement, and to evidence the due authorization of and the making and performance by such party of the transactions contemplated by this Agreement.

         3.3.14 The "Initial Transactions" shall have been completed and approved by COFTEC pursuant to all documentation reasonably required to document such approval in accordance with applicable Chinese Law.

3.4 Closing. The closing of the purchase and sale of the Purchased Shares and the exchange of shares with the Exchanging Shareholders (the "Closing") shall occur on the tenth (10th) Business Day next succeeding the satisfaction of all the conditions set forth in Section 3.3 above (any of which may be waived in writing by a party, in such party's sole and absolute discretion), or at such other time or place as to which all the Parties shall agree; provided, however, if such conditions have not been satisfied and the Closing has not occurred on or before the Scheduled Closing Date, Grant or the Shareholders (collectively) may terminate this Agreement and its obligations hereunder, effective upon written notice to the JV and the other parties. The date on which the Closing occurs is referred to herein as the "Closing Date." At the
         Closing:

         3.4.1 Grant shall (1) pay to Shuguang for the Purchased Shares to be purchased from them the Cash Consideration (less the Escrowed Funds) in immediately available funds by wire transfer on the Closing Date and shall issue stock certificates evidencing the Grant Shares set forth on Schedule 3.1, and (2) issue to the Exchanging Shareholders stock certificates evidencing the Grant Shares issued in consideration for the exchange of shares, in the names and amounts set forth on Schedule 3.2;

         3.4.2 Shuguang shall assign, transfer, convey and delivery to Grant the Purchased Shares, and the Exchanging Shareholders each shall assign, transfer, convey and deliver to Grant the Exchanged Shares, in each case free and clear of all liens, claims, charges, security interests, agreements, options, pledges and other interests and encumbrances of any nature, other than those set forth in the Amended JV Contract and the Amended JV Articles. The Purchased Shares and Exchanged Shares shall be certificated, and the transfer and acquisition shall be duly registered in the transfer records of the JV. The JV shall be responsible for any taxes and duties imposed in connection with such transfer, assignment, conveyance, delivery, certification and registration conveyed by each of them.

         3.4.3 All other documents that are required to be executed or delivered and all actions that are required to be taken to give effect to the transactions contemplated by this Agreement, the Amended JV Contract and the Amended JV Articles shall be executed, delivered and taken, as applicable.

3.5 Resulting Capital Structure. After giving effect to the closing of the transactions contemplated by this Agreement, all the registered capital of the JV will be subscribed to, fully paid up, and held by the Persons, and in the percentages, as set out on Schedule 3.5. If, as a result of any appraisal or other Legal Requirements or otherwise, Grant's interest in the Shares and registered capital of the JV would be less than the percentage set out opposite its name on Schedule 3.5, the Shareholders and JV shall cause additional Shares to be transferred or issued to Grant, for no additional consideration, and take such other actions as are necessary or desirable, such that, after giving effect thereto, Grant's interest in the Shares and registered capital of the JV shall equal the percentage set out opposite its name on
         Schedule 3.5.

                         ARTICLE 4 - REGISTRATION RIGHTS

         Grant and the Exchanging Shareholders agree to the terms and provisions governing registration rights for the Grant Shares as set forth in Exhibit F hereto.

                              ARTICLE 5 - COVENANTS

5.1 Consents and Authorizations. Promptly after the Signing Date, each of the Parties will use its commercially reasonable best efforts promptly to apply for and otherwise request and to obtain the necessary consents, approvals and Governmental Authorizations of all Persons and Governmental Instrumentalities required to be obtained, and file or make all reports,


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

         registrations, notices and publications required by Legal Requirements, to consummate the transactions described in this Agreement, including without limitation:

         5.1.1 the customary consent and approval of COFTEC, and any and all other appropriate Governmental Instrumentalities to (i) enable the consummation of the purchase and sale of the Purchased Shares and exchange of the Shares with the Exchanging Shareholders as contemplated by this Agreement and (ii) otherwise amend and restate the JV Articles as set forth in the form and substance attached to this Agreement as Exhibit A, and amend and restate the JV Contract as set forth in the form and substance attached to this Agreement as Exhibit B (collectively, the "COFTEC Approval"); and Grant, the JV and the Shareholders will cooperate with each other and provide such assistance as is reasonably requested by the others in connection with the request for the COFTEC Approval;

         5.1.2 as soon as practicable following the Closing, the issuance by SAIC of a new (or, if allowed by Legal Requirements, amended) Business License to the JV to reflect the changes to the registered capital of the JV, the terms and conditions of the Amended JV Contract, and the provisions of the Amended JV Articles, as contemplated by this Agreement;

         5.1.3 all other consents and approvals and certificates that are set out on Schedule 5.1.3;

         5.1.4 the consent of all shareholders of the JV and the waiver of all preemptive rights and rights of first refusal or otherwise by all such shareholders to the transfer and sale of the Purchased Shares by the Shareholders and the exchange of the Exchange Shares for Grant Shares, as may be required under the JV Articles, the JV Contract, any other agreement, or Legal Requirements;

         5.1.5  [OMITTED]; and

         5.1.6 the consents and approvals and share transfers required with respect to the Post-Closing Ownership Deed

5.2 Conduct of Business Pending Closing. On and after the Signing Date and until the Closing, the JV will engage solely in the business of developing, manufacturing and selling drill pipe and related products, and will conduct its business only in the ordinary course and in a good and diligent manner consistent with sound business practices and its past practices, in compliance with all Legal Requirements and Governmental Authorizations, and otherwise in accordance with the obligations of this Agreement; and except as otherwise expressly permitted or contemplated by this Agreement or with the prior written consent of Grant (or approved by a JV Board action in which a Grant Director consented), the JV will not, and the Shareholders will not permit the JV to, do any of the following:

        5.2.1    Omitted;

        5.2.2    Omitted.


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

         5.2.3 fail to comply with any applicable Legal Requirement or comply with or maintain any Governmental Authorization applicable to the JV, including without limitation, the terms and conditions of the JV's then-existing COFTEC approval, Business License and any other Legal Requirement or Governmental Authorization applicable to the JV, or take any action or fail to act in a manner that would cause the loss or non-renewal of any right, privilege, license, registration approval, consent or other Governmental Authorization necessary in connection with the conduct of the JV's business;

         5.2.4 approve or permit (i) any sale, exchange, lease, abandonment, mortgage, pledge, transfer or other disposition of all or any substantial part of the respective assets or businesses or the JV, (ii) any waiver or release of any rights of material value relating to the assets of the JV, or (iii) the formation, establishment, ownership or existence of any Affiliate, branch or representative office of the JV or in which the JV holds an interest;

         5.2.5 create, assume, incur or guarantee any indebtedness, lend any money or otherwise pledge the credit of the JV, or enter into any agreement or incur any obligation the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

         5.2.6 engage in or enter into any material transaction of any nature not expressly permitted or contemplated by this Agreement, engage in or enter into any transaction with any Shareholder or Affiliate thereof not permitted expressly or contemplated by this Agreement, or incur or commit to any expenditures other than as agreed in this Agreement, acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of, or in any manner, any Person, or waive any right or cancel any contract, debt or claim;

         5.2.7 declare or pay any dividend on or make any other distribution in respect of any registered capital or other equity of the JV or other ownership interests (except for a dividend distribution in an aggregate amount not to exceed $1,080,000 (thirty-five percent (35%) of the JV's after-tax net profits for the year ended December 31, 2001), provided that such dividend complies with all Legal Requirements and Grant is given written notice prior to its payment); split, combine or reclassify any of its registered capital or other equity or other ownership interests (except, in the event the changes to the registered capital accounts of certain Shareholders that are contemplated by the Initial Transactions could be deemed to be a "combination" or "reclassification" transaction, then those changes), or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its registered capital or other equity or other ownership interests; purchase, redeem or otherwise acquire any shares of its registered capital or other equity or other ownership interests, change the nominal/par value of any Share, or take any preliminary action with respect to the foregoing; or


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


         5.2.8 take any other action or approve or undertake any other matter set forth in Article 24 or Article 25 of the First Amended JV Contract except in accordance with the approval requirements contained therein, which provisions are deemed to be incorporated into this Agreement and effective for purposes hereof by this reference, without regard to the effectiveness of the First Amended JV Contract.

5.3 Compliance with Laws. Neither the JV nor any of its officers, directors, employees, agents, representatives or similar Persons, shall authorize, engage in or allow to occur any conduct or activity with respect to the JV or any of the transactions contemplated by this Agreement that would violate any applicable Legal Requirement.

5.4 Transfer of Shares. Except for any transactions required for the execution and delivery of the Post-Closing Ownership Deed (including consummation of the Initial Transactions), none of the Shareholders, or the JV will sell, assign, exchange, gift, pledge, encumber, transfer or otherwise dispose of, directly or indirectly, any beneficial or other interest in the JV, including, without limitation, any voting rights with respect thereto or rights to distributions thereon, or enter into any agreement to do so, to or with any Person.

5.5 Cooperation. Prior to the Closing, the JV will (i) use its diligent and best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions described in this Agreement shall be consummated as soon as practicable; and (ii) keep Grant advised of all material developments relevant to or affecting the JV and the consummation of the transactions contemplated hereby. The JV will allow Grant to make a full investigation of the business, assets and financial condition of the JV, during regular business hours and upon reasonable notice, and will furnish to Grant and Grant's representatives and agents access to such of its books, records and information as Grant or its representatives or agents may request in connection with the review and investigation by or on behalf of Grant of the business, assets and financial condition of the JV.

5.6      [OMITTED] -

5.7 Further Implementation. From time to time after the Signing Date, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all actions, as a party may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement.

5.8 Post Closing Ownership Deed. The Parties acknowledge and agree that it is a condition to the Closing that immediately before giving effect to the transactions contemplated by this Agreement to occur at the Closing, the Initial Transactions shall have been consummated and the Shareholders will own the issued and outstanding shares of the JV in the amounts set out in Schedules 6.2.2, free and clear of all liens, claims, charges, security interests, agreements, options, pledges and other encumbrances of any nature, other than the transfer restrictions set forth in the JV Contract and the JV Articles. Shuguang covenants and agrees that the Initial Transactions required for Shuguang to obtain the ownership of the JV as set forth in Schedule 6.2.2 shall be consummated prior to the Closing in a manner not likely to cause a delay in the consummation of the transactions contemplated hereby to occur at the Closing by the Scheduled Closing Date.


                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

6.1 Shareholders. Each Shareholder, severally and not jointly, represents and warrants to Grant and GPI with respect to such shareholder only as follows:

         6.1.1 In the case of Shuguang, it is a Chinese collectively owned enterprise, is not a state-owned enterprise, and has all requisite power and authority to own its property and to carry on its business as it is now being conducted as it relates to Shuguang's investment and participation in the JV and the transactions contemplated by this Agreement. In the case of QSI, it is a corporation duly organized and validly existing under the laws of the State of Texas, United States of America, and has all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. In the case of STOCO, it is a corporation duly organized and validly existing under the laws of the State of California, United States of America, and has all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. In the case of WAI, it is a corporation duly organized and validly existing under the laws of the State of Texas, United States of America, and has all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted.

         6.1.2 It has all requisite power and authority (to the extent it is a party) to enter into, execute, deliver and carry out the applicable terms of this Agreement, the Amended JV Contract and the Amended JV Articles (in each case only to the extent such Shareholder is a party), and to incur the obligations provided for herein and therein, all of which, in the case of each Shareholder that is not an individual, have been duly authorized by all proper and necessary corporate or governmental, as applicable, action and are not in violation of its Articles of Association, charter or other governing document(s).

         6.1.3 No consent, authorization or approval of, filing with, notice to, or exemption by, any stockholder, any Person, or any Governmental Instrumentality is required to authorize or is required in connection with the execution, delivery and performance of the applicable provisions of this Agreement, the Amended JV Contract or the Amended JV Articles (to the extent such Shareholder is a party), or is required as a condition to the validity or enforceability of this Agreement or any of such other aforementioned agreements (to the extent such Shareholder is a party), except for (i) those that have been obtained, made or given and (ii) those that are contemplated to be obtained after the Signing Date as a condition to the Closing as described in Section 5.1 and as set out on Schedule 5.1.3;

         6.1.4 This Agreement, the Amended JV Contract and the Amended JV Articles (to the extent such Shareholder is a party), if and when executed and delivered by all the parties thereto and approved by the applicable Governmental Instrumentalities of China as required by this Agreement as a condition of the Closing, constitute the valid and legally binding obligation of such Shareholder (to the extent such Shareholders is a party), enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         6.1.5 The execution, delivery and carrying out of the respective applicable terms of this Agreement, the Amended JV Contract and the Amended JV Articles, in each case by the Shareholder to the extent it is party, will not constitute a default under, conflict with, or require any consent under (other than consents which have been or before the Closing will be obtained as contemplated herein), any mortgage, indenture, contract, agreement, judgment, decree or order to which such Shareholder is a party or by which it or its assets is bound, which defaults, conflicts and consents, if not obtained, would have a material adverse effect on the business of the JV or the transactions contemplated hereby or thereby.

         6.1.6 There is no litigation, action, arbitration, suit, investigation or proceeding pending or, to the best knowledge and belief of such Shareholder, threatened by or against it, any of its Affiliates or any of its or their respective properties, or, to the best knowledge of such Shareholder, by or against the JV, any of the JV's Affiliates or any of their respective properties, of or before any arbitrator, Governmental Instrumentality, or in any court, (i) with respect to this Agreement, or any of the transactions contemplated hereby or thereby, or (ii) which, if adversely determined, would have a material adverse effect on the ability of the parties hereto or thereto to consummate the transactions contemplated herein or therein. .

         6.1.7 Upon the purchase of the Purchased Shares sold by such Shareholder by Grant or the exchange of Exchanged Shares by such Shareholder as contemplated by this Agreement, and the payment by Grant of the full amount of the Purchase Price and Exchange Consideration as provided herein, Grant will obtain good and valid title to all the Purchased Shares or Exchange Shares of such Shareholder, free and clear of any and all liens, claims, charges, security interests, agreements, options, pledges and other interests and encumbrances of any nature (other than the transfer restrictions created by the Amended JV Contract and the Amended JV Articles). With respect to Shuguang only, none of the Shares being acquired by it in the Initial Transactions are being the Shares being conveyedto Grant pursuant to this Agreement, and such Shares being conveyed to Grant are not state-owned assets..

         6.1.8 Except for arrangements for which neither Grant not the JV nor any Affiliate thereof will have any liability, such Shareholder is not obligated to pay or receive any finder's or broker's fee, commission, or other fee or compensation to any Person as a result of, with respect to, or in connection with the transactions contemplated by this Agreement. Each Shareholder has reviewed the Purchase Consideration and

                Exchange Consideration and acknowledges and agrees to the amounts being received by such Shareholders is the appropriate and correct allocation.

         6.1.9 Such Shareholder makes the representations and warranties set forth on Exhibit F hereto.

6.2 The Management Shareholders. Each of the Management Shareholders, severally but not jointly represent and warrant to Grant as follows (it being understood that Stowell IRA's representations and warranties are being made only to the best of their knowledge in their context as not being a day-to-day manager of the JV's business and operations):

         6.2.1 The JV is a Sino-foreign equity joint venture limited liability JV duly organized and validly existing under the laws of China, and has all requisite corporate power and authority to own and operate its property and to carry on its business as it is currently being conducted and proposed to be conducted as contemplated herein and in the other agreements by which it is bound.

         6.2.2 Immediately before giving effect to the transactions contemplated hereby to occur at the Closing but after completion of the Initial Transactions, the JV's registered capital will consist of the "Total Amount" set out in part (b) of Schedule 6.2.2, divided and held by the Shareholders and Grant as set out therein. All such Shares are validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights of any Person (or such preemptive rights have been waived). Immediately before giving effect to the transactions contemplated hereby to occur at the Closing but after completion of the Initial Transactions, the Shareholders and Grant will own all of the issued and outstanding shares of the JV, in the amounts set out in part (b) of Schedule 6.2.2, free and clear of all liens, claims, charges, security interests, agreements, options, pledges and other encumbrances of any nature, other than the transfer restrictions set forth in the JV Contract and the JV Articles. Except as provided herein, the JV has no other authorized, issued or outstanding shares of registered capital or other equity or other securities, and there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating the JV or any of its respective shareholders (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of registered capital or other equity of the JV or any securities or obligations convertible into or exchangeable for such shares or (ii) to issue, extend or enter into any such option, warrant, convertible security, call, right, commitment, or preemptive right, except as set forth in the JV Contract and the JV Articles.

         6.2.3 Except as could not have a material adverse affect on the JV and could be remedied in the ordinary course of business without undue effort or expense on the part of the JV or Grant (i) the JV is not in default in the performance, observance or fulfillment of any of the terms or conditions of the JV Contract or the JV Articles, and (ii) the JV is in compliance with the terms of its current COFTEC approval and all other Legal

                Requirements issued or promulgated by COFTEC or any other Governmental Instrumentalities.

         6.2.4  Omitted.

         6.2.5  OMITTED.

         6.2.6 Except as could not have a material adverse affect on the JV and could be remedied in the ordinary course of business without undue effort or expense on the part of the JV or Grant, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby (i) do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of performance required by the terms of, or result in the creation of any lien upon any of the assets or properties of the JV, or give rise to any liability or obligation of the JV under, any agreement, mortgage, deed of trust, indenture, license, permit or any other agreement or instrument or any order, judgment, decree, statute, rule, regulation or any other restriction of any kind or description to which the JV or any of its assets or properties may be bound; and (ii) will not terminate or result in the termination of any agreement or instrument, or in any way affect or violate the terms and conditions of, or result in the cancellation, modification, revocation or suspension or, any rights of the JV under any such agreement or instrument.

         6.2.7 This Agreement and other agreements contemplated by the transactions hereby if and when executed and delivered by all the parties thereto, each constitutes, under the laws of all applicable jurisdictions, the valid and legally binding obligation of the JV enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         6.2.8 There are no rights of any kind of any other person or entity to purchase or acquire any of the stock, shares or other interest of or in the JV.

         6.2.9 This Agreement (including the Schedules and Exhibits to this Agreement) and any document, statement, certificate or schedule furnished or to be furnished to Grant by or on behalf of the JV pursuant hereto, or in connection with the transactions contemplated hereby, taken as a whole, do not and (in the case of any document, statement, certificate or schedule to be furnished) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The JV has fully and fairly disclosed to Grant all facts material to the business, operations, prospects and condition (financial and otherwise), and liabilities, assets and capitalization of the JV.

         6.2.10 The JV is not in breach or default of any agreement, the breach or default of which could have a material adverse effect upon the JV. Except as set forth on Schedule

                6.1.10, there is no litigation, action, suit, investigation or proceeding pending or, to the best knowledge and belief of the JV, threatened against the JV, any of its Affiliates or any of their respective properties, of or before any arbitrator, Governmental Instrumentality, or in any court, (i) with respect to this Agreement or any other agreement described herein or therein, or any of the transactions contemplated hereby or thereby, or (ii) which, if adversely determined, would have a material adverse effect on the ability of the parties hereto or thereto to perform their respective obligations hereunder and thereunder or to consummate the transactions contemplated herein or therein.

         6.2.11 The JV has no obligation to pay any dividend or make any other distribution in respect of any stock or other interest in the JV, except for the dividend distribution contemplated to be made as described in Section 5.2.7.

         6.2.12 Omitted.

         6.2.13 The JV has provided Grant with complete and accurate copies of the audited balance sheet and statements of income as of and for the fiscal years ended December 31, 2000 and unaudited balance sheets and statements of income for the year ended December 31, 2001. These financial statements have been prepared on an accrual basis in accordance with generally accepted Chinese accounting principles on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the JV as of such dates and the results of operations for such periods, and are correct and complete and consistent with the books and records of the JV. The JV does not and will not have any liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise (and including unasserted claims), except for those liabilities that are fully disclosed or reserved against on such financial statements, and except for liabilities for the purchase of raw materials and equipment and for payroll and other expenses to be incurred by the JV arising after December 31, 2001 pursuant to the JV's regular conduct of business which are not required to be accrued for in accordance with accrual basis generally accepted Chinese accounting principles. Since December 31, 2001, there has been no material adverse change in the business or prospects of the JV or no event that could reasonably be expected to result or cause such material adverse change. All of the assets of the JV are included in the December 31, 2001 balance sheet, subject only to changes in inventory and other working capital items and immaterial changes to property and equipment and the JV has good title to all of the assets needed to operate its business except as would not materially affect its business.

         6.2.14 The lease agreement with Shuguang dated August 18, 1995, as amended on July 17, 1998, for the JV's facilities (the "Lease") has been properly registered with the Land Administration Bureau of Jiangsu City in accordance with Legal Requirements and remains in full force and effect.

         6.2.15 Except as could not have a material adverse affect on the JV and which can be remedied in the ordinary course of business without undue effort and expense by the

                JV there has been no action or failure to act or comply with any of the terms of any approval, permit, license, consent, registration or Governmental Authorization by the JV or any of the Shareholders that would cause the loss or non-renewal of any such approval, permit, license, consent, registration or Governmental Authorization or result in a material fine or assessment against the JV. The JV has all Governmental Authorizations material for it to run its business.

         6.2.16 Schedule 6.2.16 sets forth a true and complete list of all contracts, courses of dealing, agreements, undertakings, instruments, plans, obligations, commitments and other documents (collectively, the "Contracts") to which the JV is a party or by which any of its assets or properties is bound (i) involving the payment of total consideration in excess of US$200,000 (or the equivalent amount in other currency) and having a term greater than one year, except for contracts for the sale of drill pipe and other products of the JV in the ordinary course of business;
                (ii) with any Shareholder or any Affiliate of the JV or any Affiliate of any Shareholder; (iii) relating to the distribution of products outside China (that are not terminated at the closing hereby); (iv) restricting the rights of the JV to conduct or engage in any business or activity; (v) relating to the borrowing of money or granting a lien or encumbrance on any assets of the JV; or (vi) that otherwise are material to the JV.

         6.2.17 The JV has complied in all respects and is in compliance with all laws, rules, regulations, ordinances, orders, decrees, writs, injunctions, permits, licenses, approvals, Governmental Authorizations of China and other Chinese governmental restrictions applicable to its respective assets, properties and business, including, without limitation, all applicable labor, welfare, pension, and environmental laws, except where the failure so to comply would not have a material adverse effect on the JV or its business or financial condition.

         6.2.18 The JV has filed, within the time required by all Legal Requirements, all returns, statements and reports with respect to import, customs, income, property, sales, value added, use, withholding, payroll, employment and other taxes, duties or excises, and has paid all taxes and similar amounts due and owing by it, except where the failure so to file or pay would not have a material adverse effect on the JV or its business or financial condition, and there are no open, unresolved or outstanding audits or assessments with respect to any tax, duty or excise due by the JV or for which the JV may be liable, and the JV has not received any notice of any such audit or assessment.

         6.2.19 OMITTED.

         6.2.20 OMITTED.

         6.2.21 OMITTED.

         6.2.22 OMITTED.

6.3 Grant. As of the Signing Date and the Closing Date, GPI and Grant, jointly and severally, represent and warrant to the Shareholders as follows:

         6.3.1 Grant is a limited liability JV duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. GPI is a corporation duly organized, validly existing and in good standing in the state of Delaware. GPI's common stock is publicly traded on the New York Stock Exchange under the symbol "GRP".

         6.3.2 Each of Grant and GPI has full corporate power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action and are not in violation of its Articles of Association. The issuance of the GPI Shares pursuant to the terms and conditions hereof have been authorized by all required corporate action, and when issued in accordance with the terms hereof, shall represent validly issued non assessable shares of GPI listed for trading on the New York Stock Exchange. GPI has no other classes or series of capital stock issued other than its common stock, $.01 par value. GPI and Grant acknowledge and agree to the registration obligations set forth in Exhibit G.

         6.3.3 No consent, authorization or approval of, filing with, notice to, or exemption by, any stockholder, any Person, or any Governmental Instrumentality of any applicable jurisdiction is required to authorize or is required in connection with the execution, delivery and performance of this Agreement by Grant or GPI or is required as a condition to the validity or enforceability of Grant's or GPI's obligations under this Agreement, except for those which have been duly obtained, made or given and except for those that are specifically contemplated in this Agreement to be obtained as a condition to the Closing.

         6.3.4 This Agreement, the Amended JV Contract, the Amended JV Articles to which it is a party, if and when executed and delivered by all the parties thereto, each constitutes the valid and legally binding obligation of Grant and GPI, as the case may be, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         6.3.5 The execution, delivery and carrying out of the respective terms by Grant and GPI, as the case may be, of this Agreement, the Amended JV Contract and the Amended JV Articles to which it is a party, will not constitute a default under, conflict with, or require any consent under (other than consents which have been or before the Closing will be obtained as contemplated herein), any mortgage, indenture, contract, agreement, judgment, decree or order to which Grant or GPI is a party or by which it or its assets is bound, which defaults, conflicts and consents, if not obtained, would have a material adverse effect on the ability of Grant or GPI to consummate the transactions contemplated hereby or thereby.

         6.3.6 There is no litigation, action, arbitration, suit, investigation or proceeding pending or, to the best knowledge and belief of Grant or GPI, threatened by or against it, any of its Affiliates or any of its or their respective properties, of or before any arbitrator, Governmental Instrumentality, or in any court, (i) with respect to this Agreement, or any of the transactions contemplated hereby or thereby, or (ii) which, if adversely determined, would have a material adverse effect on the ability of the parties hereto or thereto to consummate the transactions contemplated herein or therein.


         6.3.7 GPI has provided to the Shareholders its Annual Report on Form 10-K for the year ended December 31, 2000, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (such documents collectively referred to herein as the "SEC Documents") and a copy of its press release to the public summarizing its unaudited financial results for the year ended December 31, 2001. Each of the Shareholders also was provided prior notice of, and an opportunity to participate in, GPI's conference call held on February 6, 2002. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the respective date of filing with the Commission, the consolidated financial statements of Grant Prideco, Inc. included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Grant Prideco, Inc. and its consolidated subsidiaries as of the dates of such financial statements and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 2001, other than as discussed in the SEC Documents or the press release or in the February 6, 2002 conference call, there has been no material adverse change in the business of GPI and its subsidiaries, taken as a whole. GPI agrees to notify the Shareholders of any filings it makes with the Securities and Exchange Commission during the period between the Signing Date and the Closing Date.

Grant has entered into a joint venture with Tianjin Pipe Corporation ("TPCO") for the manufacture and sale of upset-to-grade drill pipe. Pursuant to the joint venture documents entered into with TPCO, TPCO agreed to a non-compete agreement for the manufacture of finished drill pipe as set forth in Exhibit G hereto. In the event of a violation of this non-compete by TPCO, Grant agrees upon request of the JV to enforce at Grant's sole cost and expense the provisions of this non-compete. Grant also agrees not to amend the provisions of this non-compete for the manufacture of finished drill pipe in any material fashion without the consent of the JV.

                          ARTICLE 7 - OTHER AGREEMENTS



7.1 Execution of Agreements. Each of Grant, the JV and STOCO agree to execute and deliver on the Closing Date the Marketing and Administrative Support Agreement. Each of Grant, JV and STOCO, each acknowledge and agree that effective upon the closing of the transactions contemplated herein, each of the (1) Export Distribution Agreement dated March 13, 1998, (2) Import Distribution Agreement dated March 13, 1998, and (3) any distribution or other sales arrangements between STOCO and the JV (such agreements in (1), (2) and (3) referred to as the 'Terminated Agreements") are hereby terminated upon the closing of the transactions contemplated hereunder and that all obligations under such Terminated Agreements are hereinafter released, terminated and forever discharged without further obligation or liability. Grant also agrees to amend (and execute such amendment of the closing) the H-Series License to eliminate the requirement for the payment of royalties.

7.2 Joinder Payments. In connection with Grant becoming a majority owner of the JV pursuant to the terms of this Agreement, Grant has insisted on the retention and full-time commitments of each of the existing Chairman of the Board, Xu Xishi, and General Manager, Jiang Jiahua. In connection with their full-time commitments to the Joint Venture and to guerdon such individuals for such dedication to the JV and to compensate for their resignation from governmental positions, on the Closing Date, Grant has elected to pay a joinder payment of $50,000 to each such individual.

7.3 Stock Options. In connection with Grant becoming a majority owner of the JV pursuant to the terms of this Agreement, Grant has insisted on the retention and continuing commitments and involvement of each of Xu Xishi, Jiang Jiahua and Alex Xu. On the Closing Date, Grant has elected to issue to each of these individuals options to purchase 10,000 shares of Grant Prideco common stock with an exercise price equal to the fair market value of Grant's Common Stock on the Closing Date. Such options shall not be exercisable and subject to vesting for a period of three years from the Closing Date.

7.4 Tool Joint Facility. Shuguang hereby Grants to JSG the exclusive option, exercisable within 12 months from the Closing Date, to purchase the Tool Joint Facility, operation and business owned by Shuguang, which supplies the JV with finished tool joints, for a purchase price to be negotiated in good faith by the parties. Such purchase shall be pursuant to an agreement governing the purchase of a business, including customary representations and warranties. Until such time as the Tool Joint Facility is purchased by JSG, JSG agrees to continue to purchase tool joints from the Tool Joint Facility unless it can obtain tool joints of substantially comparable quality at a lower price (taking into account delivery, order size and shipping costs) from another third party supplier.

7.5 Shareholder Release. Each of the Shareholders agrees to the terms and provisions of the release provisions contained in Exhibit I hereto.

7.6 Purchases of PEDP. Grant and Shuguang agree that the JV may continue to purchase upset-to-grade pipe and other products through Mitsui, at prices and upon terms that the JV determines are appropriate and reasonable. Shuguang agrees to allow the JV to purchase plain end pipe from the Grant - TPCO joint venture assuming acceptable quality and price.

7.7 Registration Rights. The parties agree to the terms and conditions contained in Exhibit J relating to registration of the Grant Shares.

7.8 Second Lease Agreement. Shuguang agrees to execute a lease agreement, with terms substantially similar to the Lease, governing the other properties currently leased from Shuguang to the JV and to properly record and register this lease with SLAB.

                                   ARTICLE 8 -

                                 NON COMPETITION

         Each of the Shareholders agree to the terms and conditions of the Non-Compete contained in Exhibit I hereto.


                           ARTICLE 9 - INDEMNIFICATION


9.1 Survival. All representations, warranties, covenants, and agreements made by any Party in this Agreement, or in any schedule, certificate or document delivered pursuant hereto, shall survive the Closing, for a period of 18 months thereafter in the case of such representations and warranties (other than those set out in paragraphs 6.1.1, 6.1.2, 6.1.4, 6.1.7, and 6.1.8 and paragraphs 6.3.1 through 6.3.5), and indefinitely in the case of the representations and warranties set out in Section 6.1.1, 6.1.2, 6.1.4, 6.1.7 and 6.1.8 and paragraphs 6.3.1 through 6.3.5 and in the case of all such covenants and agreements, and shall not be affected or extinguished by the Closing or any investigation made by or on behalf of any Party hereto.

9.2      Grant's Losses.

         9.2.1 Shareholders. Each Shareholder, severally and not jointly, agrees to indemnify Grant or the JV (as the case may be) for any Grant Losses suffered, sustained, incurred, or required to be paid by Grant (or the JV) or any of its Affiliates by reason of
                (i) any representation or warranty made by such Shareholder being untrue or incorrect in any material respect when made or
                (ii) failure to observe any of its covenants and agreements.

         9.2.2 JV and Management Shareholders. Each Management Shareholder to this Agreement, severally and not jointly, agree to indemnify Grant and save and hold Grant harmless from, against, for, and in respect of any and all damages (including, without limitation, amounts paid in settlement of any claims), losses, obligations, liabilities, claims, deficiencies, costs, and expenses, including, without limitation, reasonable attorneys' fees (hereinafter referred to collectively as "Grant's Losses") suffered, sustained, incurred, or required to be paid by Grant or any of its Affiliates by reason of (i) any representation or warranty made in Article 6.2 in this Agreement being untrue or incorrect in any material respect when made; or (ii) any breach by the JV of, or failure by the JV to observe or perform, any of its covenants or agreements set forth in this Agreement. Shuguang also agrees to indemnify Grant (or the JV) with respect to any warranty claims made or threatened by a customer on or before March 31, 2003 relating to products sold prior to the Closing Date and for any additional penalties or fines relating to the recent Chinese custom fines and penalties and allegations. With respect to indemnification obligations for breaches of representations and warranties contained in Article 6.2, each Management Shareholder shall only be liable for that portion of such liability that such Management Stockholders ownership of the JV immediately prior to the Closing bears to all ownership of the JV by the Management Stockholders immediately prior to the Closing.

         9.2.3 Limitation on Liability. In no event shall a Shareholder's, including a Management Shareholder's, liability under this
                Article 9 exceed the consideration to be received for the Shares purchased or acquired upon exchange (utilizing a $9.00 per share value of the GPI stock).

9.3 Shareholders' Losses. Each of Grant and GPI agrees to indemnify the Shareholders and the JV and save and hold the Shareholders and the JV harmless from, against, for, and in respect of any and all damages (including, without limitation, amounts paid in settlement of any claims), losses, obligations, liabilities, claims, deficiencies, costs, and expenses, including, without limitation, reasonable attorneys' fees (hereinafter referred to collectively as "Shareholders' Losses") suffered, sustained, incurred, or required to be paid by the Shareholders or any of its Affiliates by reason of (i) any representation or warranty made by Grant or GPI in this Agreement being untrue or incorrect in any material respect when made; or (ii) any breach by Grant or GPI of or failure by Grant or GPI to observe or perform any of its covenants and agreements set forth in this Agreement. In no event shall the aggregate liability of Grant or GPI hereunder exceed the amount of the Purchase Price (utilizing a $9.00 value of the GPI stock).

9.4 Notice of Loss. Notwithstanding anything herein contained, a Party shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the claim that is asserted has been given to the Indemnifying Party (hereafter defined), and, in addition, if such matter arises out of a suit, action, investigation, claim, or proceeding involving a Person who is not a Party, such notice is given promptly after the Indemnified Party (hereafter defined) shall have been given notice of the commencement of such suit, action, investigation, or proceeding. With respect to Grant's Losses, the JV (until after the Closing) and the other Parties to the Agreement other than Grant shall be the Indemnifying Party and Grant shall be the Indemnified Party. With respect to the Shareholders Losses, Grant shall be the Indemnifying Party and the Shareholders and the JV shall be the Indemnified Party.

9.5 Right to Defend. Upon receipt of notice of any suit, action, investigation, claim, or proceeding involving a Person who is not a Party for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled promptly to defend, contest, or otherwise protect against such suit, action, investigation, claim, or proceeding at the Indemnifying Party's own cost and expense. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, and shall have the right to approve counsel selected by the Indemnifying Party and the right to approve the settlement of any matter that does not include as a term and condition thereof the unconditional release of the Indemnified Party. In the event the Indemnifying Party shall fail to defend, contest, or otherwise protect in a timely manner against any such suit, action, investigation, claim, or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest, or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party, including reasonable attorneys' fees and all amounts paid as a result of such suit, action, investigation, claim, or proceeding or the compromise or settlement thereof. In the event that the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

9.6 Manner and Limitation of Indemnification. All indemnification provided hereunder shall be effected, at the sole option of the Indemnified Party, by either the payment in cash in U.S. Dollars or a wire or telegraphic transfer of funds in U.S. Dollars, in each case by the Indemnifying Party.

                ARTICLE 10 - GOVERNING LAW AND DISPUTE RESOLUTION

10.1 Governing Law. This Agreement will be governed by and construed and enforced exclusively in accordance with the laws of Singapore. Whenever the provisions of the JV Contract or the Amended JV Contract are incorporated by reference herein, such incorporation shall be an incorporation of the language of such provisions only and shall not include an incorporation of the governing law provision of the JV Contract or the Amended JV Contract, as applicable, so that such incorporated provisions from the JV Contract or the Amended JV Contract, together with all other provisions of this Agreement, will, for purposes of this Agreement, be governed by and construed and enforced exclusively in accordance with the laws of Singapore.

10.2 Arbitration. All claims, disputes, or controversies concerning the rights or obligations of any of the Parties under this Agreement or the breach or alleged breach of this Agreement shall be finally settled by binding arbitration, which arbitration shall be conducted in Singapore under the Rules of Arbitration of the International Chamber of Commerce then in effect (except as provided in this Agreement). It is specifically understood and agreed that any such claim, dispute, or controversy which cannot be resolved between the Parties, shall, upon election by any Party to such claim, dispute, or controversy, be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such claim, dispute, or controversy would otherwise be considered justiciable or ripe for resolution by a court or arbitral tribunal; and it is further understood and agreed that only disputed matters of fact, law and legal right and obligation will be subject to third party resolution. The language of such arbitration shall be English. The Shareholders that are parties to the dispute and Grant will choose, by mutual agreement, one arbitrator within thirty (30) Days of receipt of notice of the intent to arbitrate. If such Shareholders and Grant do not mutually agree to the selection of an arbitrator within such thirty (30) Day period, or within the time limits agreed to by both the Shareholders and Grant in any extension of time, such Shareholders, collectively, will nominate one arbitrator, and Grant will nominate a second arbitrator, within five (5) Days after the last Day of such thirty (30) Day period. Both of the arbitrators so nominated shall agree on a third arbitrator within thirty (30) Days after the later to occur of the dates of their respective appointments. If either the Shareholders or Grant fails to nominate its respective arbitrator within the period stated above, or if the two arbitrators nominated by the Shareholders and Grant fail to reach agreement on the selection of the third arbitrator within the thirty (30) Day period stated above, then the appointment of such second and/or third arbitrator shall be made by the appointing authority mutually agreed by the Shareholders and Grant, or in the absence of such agreement, by the Secretary General of the International Centre for Settlement of Investment Disputes. The award rendered by the arbitrator will be in writing and will set forth in reasonable detail the facts of the dispute and the reasons for the tribunal's decision, and will include costs of arbitration, reasonable attorneys' fees, and reasonable costs for expert and other witnesses. Any decision or award of the arbitral tribunal shall be final and binding upon the Parties, and judgment on such award may be entered in any court having jurisdiction thereof. The Parties hereby waive, to the extent permitted by law, any rights to appeal or to review of such award by any court or tribunal. The Parties agree that the arbitral award may be enforced against the Parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in a court having jurisdiction thereof. To the extent it becomes necessary to amend this Agreement to create the right to enforce a foreign arbitral award in China, then the Parties agree promptly to amend this Agreement to create such a right. The Parties waive any right to appeal or any review of such award by any court or tribunal of competent jurisdiction. The Parties specifically agree to exclude the jurisdiction of the Singapore courts to determine (i) any question of law that may arise during any arbitral reference and (ii) disputes between the Parties that concern issues of fraud all of which shall be determined by the arbitral tribunal.

10.3 Other Principles. The Parties hereby renounce their respective rights to appeal from the decision of the arbitral tribunal and agree that no Party may appeal to any court from such decision, and waive any other provision of Chinese or other law or regulations that would otherwise give the right to appeal the decision of the arbitral award.

                              ARTICLE 11 - OMITTED

                        ARTICLE 12 - TERM AND TERMINATION

         This Agreement may be terminated prior to the Closing Date by or upon
(i) the mutual written agreement of the Parties; (ii) the termination by a party as provided in Section 3.4 above; (iii) the termination by Grant by reason of any representation or warranty made by the JV or any of the Shareholders in this Agreement being untrue or incorrect in any material respect when made, or any breach by the JV or any of the Shareholders of, or failure by the JV or any of the Shareholders to observe or perform, any of its or their respective covenants or agreements set out in this Agreement (including, without limitation, the covenants set out in Article 5 hereof) or (iv) the termination by Shareholders representing a majority of the shares being acquired by Grant hereunder by reason of any representation or warranty made by Grant in this Agreement being untrue or incorrect in any material respect when made, or any failure by Grant to observe or perform, any of its or their respective covenants or agreements set out in this Agreement (including, without limitation, the covenants set out in Article 5 hereof) . The Day on which a party provides a notice of termination under this Agreement is referred to in this Agreement as the "Notice of Termination Date" or "date of Notice of Termination". Termination of the Agreement by any party shall not eliminate or extinguish a party rights or liability under Article 9 of this Agreement.

                           ARTICLE 13 - MISCELLANEOUS

13.1 Relationship of the Parties. No Party has the authority to bind any other Party, except as specifically provided herein, and each Party hereby agrees to indemnify and hold harmless each of the other Parties from and against any and all losses, claims, costs and liabilities arising from binding any of the other Parties, except as specifically provided herein.

13.2 Limitation of Liability. In no event shall any Party or any Affiliate thereof or any of their respective directors, officers or employees be liable to any other Party or any Affiliate thereof or any of their respective directors, officers or employees for any indirect, consequential, punitive or exemplary losses or damages (including without limitation lost profits or lost investment opportunity) arising or resulting from any breach of this Agreement, whether such liability arises in contract, tort or otherwise.

13.3 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto and related agreements referenced herein) sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes and replaces all prior written or oral agreements, arrangements, understandings and representations relating to the subject matter hereof and thereof.

13.4 Amendments; No Waiver. This Agreement may be amended or modified only by a duly-authorized written instrument executed by all the Parties and clearly marked thereon as an amendment to this Agreement. No waiver by a Party of any matter, non-compliance or breach of any provision of this Agreement shall be binding, unless such waiver is made expressly and evidenced or confirmed in writing. Any such waiver shall relate only to the matter, noncompliance or breach as expressly waived and shall not apply to a repetition thereof or any other subsequent matter, non-compliance or breach.

13.5 Assignment. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of all the other Parties; provided, however, that Grant (but not GPI) may assign its rights and obligations under this Agreement to an Affiliate of Grant upon written notice to the JV and the Shareholders, whereupon such Affiliate shall be substituted for Grant for all purposes of and under this Agreement.

13.6 Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement (each, a "Notice") shall be in writing, in English, and shall be deemed to be given or made if (i) delivered in person, (ii) delivered by reputable, international air courier service, charges prepaid, confirmation of receipt requested, or (iii) transmitted by facsimile, answer back requested, addressed to the appropriate Party or Parties as set forth on Schedule 13.6 (as such addresses may be changed from time to time by Notice in accordance with the provisions of this Section 13.6). The Signing Date of any such Notice shall be deemed to be (i) the date of receipt thereof, if delivered personally or by reputable international air courier, if received during normal business hours in the country of receipt, or otherwise at the opening of business on the Business Day in the country of receipt, immediately following the Day of receipt; or
         (ii) twelve (12) hours after transmission by facsimile with confirmed answer back. Any Party may at any time and from time to time, by written Notice to the other Parties, change the address to which notices, requests, demands or other communications to such Party are to be delivered.

13.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if each of the Parties had signed the same document. All counterparts shall be construed together and constitute one and the same instrument.

13.8 Language. This Agreement (including the Exhibits and Schedules hereto) is written and shall be executed in the English language. Any translation of this Agreement (including the Exhibits and Schedules hereto) shall have no legal validity or binding effect unless and until such translation has been approved and executed by Grant and each of the other Parties.

13.9 Waiver of Immunity. Each Party agrees that the execution, delivery and performance by it of this Agreement constitute private and commercial acts and agrees that, in any judicial or arbitral proceeding involving such Party under this Agreement (whether for damages, an injunction, specific performance, enforcement of an arbitral award, or otherwise), no immunity (to the extent it may exist at any time, whether on the ground of sovereignty or otherwise) from those proceedings, from attachment, lien or levy of or on its assets, or from execution of judgment, shall be claimed by it or on its behalf or with respect to its assets, any such immunity being irrevocably waived by each of the Parties.

13.10 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to confer any rights or remedies on any person other than the Parties and their respective permitted successors and assigns.

13.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

13.12    OMITTED.

13.13 Attorney's Fees and Costs. Each Party shall be responsible for its own attorney's fees and costs in connection with the transactions and actions contemplated by this Agreement; provided, however, that Grant shall, on or promptly after the Closing Date, upon the receipt by Grant from Stowell that legal fees in this amount have been incurred for the transaction matters described below, reimburse Stowell, by wire transfer to Stowell, for the amount of attorney's fees, translations, accounting fees and costs, not to exceed thirty-five thousand U.S. Dollars (US$35,000.00), incurred by Stowell on behalf of the JV and Shareholders on or before the Signing Date in connection with the review and preparation by the JV's legal counsel of the documentation required to consummate the transactions contemplated by this Agreement (including this Agreement and the related Schedules and Exhibits) and the preparation of the documentation and the processing by such counsel of the approvals and registrations required by the appropriate Governmental Instrumentalities the consummation of the transactions contemplated by this Agreement to occur on or before the Closing Date. All fees associated with official Chinese translations shall be borne by Grant.

13.14 Negotiations. Each Party acknowledges and agrees that this Agreement, as written and executed in the English language, is the result of negotiations by and among, and has been reviewed by, all the Parties and their respective counsel, and that this Agreement shall be deemed to be the product of all the Parties, and that no ambiguity shall be construed in favor of or against any Party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and sealed by their respective duly authorized representatives, as of the Signing Date.


                                       JINAGSU SHUGUANG GRANT PRIDECO TUBULAR
                                       CO. LIMITED

CHOP:

                                       By:  /s/ AUTHORIZED SIGNATORY
                                          --------------------------------
                                            Name:
                                            Title:


                                       JIANGSU SHUGUANG GROUP COMPANY

CHOP:
                                       By:  /s/ AUTHORIZED SIGNATORY
                                          --------------------------------
                                            Name:
                                            Title:



                                       STOWELL COMPANY, INC.

SEAL:

                                       By:  /s/ CHRISTOPHER E. STOWELL
                                          --------------------------------
                                            Name:
                                            Title:



                                       STOWELL IRA,

SEAL:

                                       By:  /s/ AUTHORIZED SIGNATORY
                                          --------------------------------
                                            Name:
                                            Title:

                                       WICKANDER & ASSOCIATES, INC.

SEAL:

                                       By:  /s/ NELS WICKANDER
                                          --------------------------------
                                            Name:  Nels Wickander
                                            Title: President


                                       JERRY L. DAUDERMAN

                                           /s/ JERRY L. DAUDERMAN
                                          --------------------------------


                                       QUALIFIED SPECIALISTS, INC.

SEAL:

                                       By:  /s/ BUD WEIJHTMAN
                                          --------------------------------
                                            Name:  Bud Weijhtman
                                            Title: President




                                       GRANT PRIDECO MAURITIUS LIMITED

SEAL:

                                       By:  /s/ PHILIP A. CHOYCE
                                          --------------------------------
                                            Name:  Philip A. Choyce
                                            Title: Director

                                  SCHEDULE 1.1

                              LIST OF SHAREHOLDERS

1. Jiangsu Shuguang Group Company (formerly known as Yangzhou Daybreak Bellows Plant), a collectively-owned enterprise organized and existing under the laws of China, referred to herein as "Shuguang".


2. Wickander & Associates Inc., a corporation organized and existing under the laws of the State of Texas, United States of America, referred to herein as "WAI".

3. Jerry Leroy Dauderman, an individual who resides in California, United States of America, referred to herein as "Dauderman".

4. Qualified Specialists, Inc., a corporation organized and existing under the laws of the State of Texas, United States of America, referred to herein as "QSI".

5. Stowell IRA, an individual retirement account, with Gruntal & Co. LLC Custodian, FBO Christopher

E. Stowell IRA Rollover

                                  SCHEDULE 3.1

                                PURCHASED SHARES

Shuguang will sell to Grant the number of Shares and will receive the consideration set opposite Shuguang's name below:


                                                           CASH                       GRANT SHARE
NAME              NUMBER OF JV SHARES TO BE SOLD       CONSIDERATION                 CONSIDERATION
----              ------------------------------       -------------                 -------------
Shuguang              1,060,750                         US$2,000,000                        728,910

                                            SCHEDULE 3.2
                                    EXCHANGING SHAREHOLDERS



                                                                GRANT SHARE
     NAME           NUMBER OF JV SHARES TO BE EXCHANGED        CONSIDERATION
     ----           -----------------------------------        -------------

Stowell IRA                    207,500                            246,961

WAI                            128,000                            128,700

Dauderman                      191,300                            185,900

QSI                             10,000                              9,529


                                  SCHEDULE 3.5

                            POST CLOSING JV OWNERSHIP


 Grant Prideco Mauritius         2,304,750                     70%

 Shuguang                          877,750                     27%

 Stowell IRA                       100,000                      3%

 Stowell Company, Inc.                 250                      0%
                                       ---                      --

         TOTAL                   3,292,750                    100%
                                 =========                    ----


                                 SCHEDULE 5.1.3

                       CONSENTS AND APPROVALS FOR CLOSING


     New Foreign Exchange Registration Certificate issued by SAFE to reflect the changes to the JV's capital structure (post-closing matter).

     Approval from the supervising unit of Shuguang authorizing Shuguang to transfer part of its interest in the JV to Grant. Such approval shall be evidenced in a certificate certifying to the fact Shuguang is not a state-owned entity and that the Sharesbeing transferred to Grant were not purchased in the Initial Transactions and are not state-owned assets.

                                 SCHEDULE 6.1.6

                                   LITIGATION

                                     [NONE]

                                 SCHEDULE 6.2.2

         OWNERSHIP OF JV FOLLOWING INITIAL TRANSACTIONS



                      Shuguang                   1,948,500

                      Stowell IRA                  307,500

                      STOCO                            250

                      Dauderman                    191,300

                      WAI                          128,000

                      QSI                           10,000

                      Grant Prideco                707,200
                                                 ---------
                            TOTAL                3,292,750

                                 SCHEDULE 6.2.16

1.       The Lease between the JV and Shuguang


2. The JV has a working capital facility arrangement with Agricultural Bank of China and People's Bank of China, pursuant to which the JV borrows the funds needed for procurement of raw materials used in the production of the products produced by the JV (the "Working Capital Facility"). There is no formal written agreement documenting the terms of the Working Capital Facility. There is typically approximately US$2,000,000 outstanding on the Working Capital Facility, and the amount outstanding will not exceed 20% of the JV's total sales.

3. The H-Series License Agreement (amended and restated to delete royalty payment requirements).

4. Shuguang and any other Party that has an economic interest in the Tool Joint Facility covenants and agrees that they will cause the respective directors designated by them on the Board of Directors of the JV not to vote on or approve any matters before the JV's Board of Directors related to transfer prices on products from the Tool Joint Facility.

5. The JV has historically paid sales commissions to STOCO for sales of drill pipe made domestically and outside of China, in which STOCO has acted as agent for the JV.

6. WAI has historically been paid consulting fees for work and assistance it has provided the JV in connection with its manufacturing operations.

                                  SCHEDULE 13.6

                       Notice Information for All Parties


     To Shuguang:

         Jiangsu Shuguang Group Company
         Baimi Town, Jiangyan City
         Jiangsu Province
         The People's Republic of China
         Attention:  Mr. Jiang Jiahua
         Telecopy:   (86-523) 868-1159
         Telephone:  (86-523) 868-1016


     To WAI:

         Wickander & Associates, Inc.
         2445 FM 2920
         Spring, Texas 77388 U.S.A.
         Attention:  Mr. Nels Wickander
         Telecopy:   (1) 281-651-8524
         Telephone:  (1) 281-651-6768

     To Dauderman:

         Mr. Jerry L. Dauderman
         3 Hillsborough
         Newport Beach, California 92660
         U.S.A.
         Telecopy:   (1) 946-720-3933
         Telephone:  (1) 946-720-3923

     To QSI:

         Qualified Specialists, Inc.
         5915 Lookout Mt. Dr.
         Houston, Texas 77069
         Attention:  Mr. Ralph Weightman
         Telecopy:   (1) 281-444-5181
         Telephone:  (1) 281-448-4950

     To STOCO and Stowell IRA

     5031 Birch Street, Suite J.,
     Newport Beach, California  92660,
     Telephone:  (949) 474-9660
     Telecopy (949) 279-3546

    To the JV:

         Jiangsu Shuguang Grant Prideco Tubular Limited
         18 Zhanghang Road
         Baimi Town
         Jiangsu City
         Jiangsu Province
         The People's Republic of China
         Attention:  Mr. Xu Xi Shi
         Telecopy:   (86-523) 868-1159
         Telephone:  (86-523) 868-1111


    To Grant:

         Grant Prideco Mauritius Limited
         c/o Ernst & Young Financial Services Ltd.
         Louis Leconte Street
         Curepipe, Republic of Mauritius
         Attention:  Mrs. Beryl Papas
         Telecopy:   (230) 676-3921
         Telephone:  (230) 675-4777

         With copies to:

         Grant Prideco, Inc.
         1330 Post Oak Blvd., Suite 2700
         Houston, Texas
         U.S.A.  77056
         Attention:  Mr. Curtis W. Huff
         Telecopy:   (1) 832-681-8569
         Telephone:  (1) 832-681-8521

             and

         Fulbright & Jaworski L.L.P.
         1301 McKinney Street
         Suite 5100
         Houston, Texas
         U.S.A.  77010
         Attention:  Mr. Charles H. Still
         Telecopy:   (1) 713-651-5270
         Telephone:  (1) 713-651-5151

                                    EXHIBIT A


                FORM OF SECOND AMENDED JV ARTICLES OF ASSOCIATION

                                    EXHIBIT B

                       FORM OF SECOND AMENDED JV CONTRACT

                                    EXHIBIT C

                                    [OMITTED]

                                    EXHIBIT D

                                     OMITTED

                                    EXHIBIT E

                                    [Omitted]

                                    EXHIBIT F

   REPRESENTATIONS AND WARRANTIES RELATING TO SECURITIES AND EXCHANGE MATTERS


Capitalized Terms used in this Exhibit F, unless otherwise defined herein, shall have the meanings assigned thereto in the Investment Agreement to which this Exhibit F is a part.

         1.1 Accredited Investor; Investment Purpose. Subject to the provisions of Exhibit J governing registration rights:

         (a) Each of Grant and GPI acknowledges that it has an obligation to register all of the Grant Shares pursuant to Exhibit J to the Investment Agreement. Until such registration becomes effective under the Securities Act or under any applicable securities laws of any state (collectively, the "Securities Laws"), the Grant Shares (collectively, the "Securities") will not be registered and are being issued in reliance upon exemptions from the Securities Act and the Securities Laws, which are predicated in part on the representations and warranties and agreements of the Shareholders and the Shareholders contained herein.

         (b) Each Shareholder represents and warrants that (i) such Shareholder is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act and is not relying on a financial advisor in connection with his, her or its participation in the transactions contemplated hereby in connection with evaluating the merits and risks of this Agreement, the transactions contemplated hereby and an investment in the Securities and the suitability thereof as an investment therefor, (ii) such Shareholder has such knowledge and experience in financial, investment and business matters, such experience being based on actual participation therein, such Shareholder is capable of evaluating the merits and risks of this Agreement, the transactions contemplated hereby and an investment in the Securities and the suitability thereof as an investment therefor, (iii)the Securities will be acquired for such Shareholder's own account and not with a view toward resale or redistribution in violation of the Securities Laws, (iv) such Shareholder has reviewed such Shareholder's financial condition and commitments, and such Shareholder has adequate means to provide for such Shareholder's financial needs and possible contingencies, has no present or existing or contemplated future need to dispose of all or any portion of such Shareholder's interest in the Securities to satisfy any existing or contemplated undertaking, need or indebtedness, and has assets or sources of income that, taken together, are more than sufficient so that such Shareholder can bear the risk of the loss of his, her or its entire investment in the Securities, (v) such Shareholder has no plan or intention to sell, exchange or otherwise dispose of his, her or its interest in the Securities except in compliance with applicable securities laws, and (vi) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of Grant Prideco, Inc. as to the value of the Securities. Such Shareholder understands that such Shareholder must bear the economic risks of such Shareholder's investment in the Securities for an indefinite period of time. Such Shareholder understands that neither Grant nor GPI is under any obligation to file a registration statement with respect to any Securities except as expressly set forth in Exhibit J hereof.

         (c) Such Shareholder has consulted with such Shareholder's own counsel in regard to the Securities Laws and is fully aware (i) of the circumstances under which such Shareholder is required to hold the Securities, (ii) of the limitations on the transfer or disposition of the Securities, (iii) that the Securities must be held indefinitely unless the transfer thereof is registered under the Securities Laws or an exemption from registration is available and
(iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the Securities. Such Shareholder has been advised by such Shareholder's counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Such Shareholder acknowledges that Grant is relying upon the truth and accuracy of the representations and warranties in this Exhibit F by such Shareholder in consummating the transactions contemplated by this Agreement without registering the Securities under the Securities Laws.

         (d) Such Shareholder has made an independent investigation of the pertinent facts relating to the transactions contemplated hereby, has reviewed carefully the terms of this Agreement and the information furnished to such Shareholder to the extent he, she or it deems necessary to be fully informed with respect thereto and understands the nature of an investment in the Securities.

         (e) Such Shareholder agrees that the instruments representing any of the Securities will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE JV OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE JV THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE JV OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE JV TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                                    EXHIBIT G


       Article 16 TPCO and its affiliates agree that they will not engage, directly or indirectly, in any activities involving the production of similar products to those produced by the Joint Venture or otherwise in competition with the Joint Venture, or any business similar to any business conducted by the Joint Venture, including the sale of "green" drill pipe tubes, without the unanimous approval of the directors of the Board meeting of the Joint Venture. Grant and its affiliates agree that they will not engage, directly or indirectly, in any activities involving the manufacture of unfinished, upset-to-grade drill pipe in China without the unanimous approval of the Board of Directors of the Joint Venture. In addition, Grant and its affiliates agree that in the event they decide to make any additional investments in a manufacturer of finished drill pipe in China, at any time when Grant is a Party to this Joint Venture Contract, they will first offer the opportunity to make such investment to the Joint Venture. The Joint Venture must be given at least thirty (30) days prior written notice of such proposed investment, which notice must describe the main terms and conditions of the proposed investment (an "Investment Notice"). Within thirty (30) days after the effective date of the Investment Notice, the Joint Venture must notify Grant of the Joint Venture's decision to make such investment, on the terms and conditions set out in the Investment Notice (an "Acceptance Notice"). Such decision of the Joint Venture shall be made by the unanimous vote of the board of directors of the Joint Venture. And the Joint Venture shall have the priority to make the additional investment in the Joint Venture. Notwithstanding the foregoing, the parties understand that Grant Prideco intends to increase its investment in JSG to a 70% ownership level or above and that such investment in JSG shall not be subject to this clause.

                                    EXHIBIT H

                               SHAREHOLDER RELEASE

         1.1  Release

              (a) AS OF THE CLOSING, EACH OF THE SHAREHOLDERS AND STOCO DOES HEREBY FOR ITSELF, HIMSELF OR HERSELF AND ITS, HIS OR HER SUCCESSORS AND ASSIGNS REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE, THE JV AND THEIR RESPECTIVE AFFILIATES, AND THEIR SUCCESSORS AND ASSIGNS, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, THAT SUCH SHAREHOLDER OR ITS AFFILIATES NOW HAS, OWNS OR HOLDS OR HAS AT ANY TIME PREVIOUSLY HAD, OWNED OR HELD AGAINST THE JV, INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF THE JV AND ITS EMPLOYEES AND AGENTS, OR UNDER A THEORY OF STRICT LIABILITY, EXISTING AS OF THE CLOSING DATE OR RELATING TO ANY ACTION, OMISSION OR EVENT OCCURRING ON OR PRIOR TO THE CLOSING DATE; PROVIDED, HOWEVER, THAT ANY CLAIMS, LIABILITIES, DEBTS OR CAUSES OF ACTION THAT MAY ARISE IN CONNECTION WITH THE FAILURE OF ANY OF THE PARTIES HERETO TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR FROM ANY BREACHES BY ANY OF THEM OF ANY REPRESENTATIONS OR WARRANTIES HEREIN OR IN CONNECTION WITH ANY OF SUCH OTHER AGREEMENTS SHALL NOT BE RELEASED OR DISCHARGED PURSUANT TO THIS AGREEMENT. THIS RELEASE SHALL NOT APPLY TO PAYMENTS OWED RELATING TO SALES COMMISSIONS OR CONSULTING SERVICES EARNED IN THE ORDINARY COURSE, LEASE AGREEMENT PAYMENTS OR PAYMENTS DUE FOR TOOL JOINTS PURCHASED IN THE ORDINARY COURSE OF BUSINESS.

              (b) Each of the Shareholders and STOCO represents and warrants that it, he or she has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each of the Shareholders covenants and agrees that such Shareholder will not assign or transfer to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each of the Shareholders (and STOCO) represents and warrants that such Shareholder (or STOCO) has read and understands all of the provisions of this Exhibit H and has had the opportunity to be represented by legal counsel of his or her own choosing in connection with the negotiation, execution and delivery of this Agreement.

              (c) THE RELEASE PROVIDED BY THE SHAREHOLDERS AND STOCO PURSUANT TO THIS EXHIBIT H SHALL APPLY NOTWITHSTANDING THAT THE MATTER FOR WHICH RELEASE IS PROVIDED MAY RELATE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF LAW BY THE JV AND ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND FOR LIABILITIES BASED ON THEORIES OF STRICT LIABILITY, AND SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF THE RELEASED PARTY IS ALLEGED OR PROVEN, IT BEING THE INTENTION OF THE PARTIES TO RELEASE THE RELEASED PARTY FROM AND AGAINST ITS ORDINARY, SOLE AND CONTRIBUTORY NEGLIGENCE AND GROSS NEGLIGENCE AS WELL AS LIABILITIES BASED ON THE WILLFUL ACTIONS OR OMISSIONS OF THE RELEASED PARTY AND LIABILITIES BASED ON THEORIES OF STRICT LIABILITY.

                                    EXHIBIT I

                                   NON-COMPETE

         Each Shareholder agrees that to induce Grant to pay the Cash Consideration and the Grant Shares and enter into this Agreement, the protection and maintenance of the goodwill of the JV and its business constitutes a legitimate interest to be protected by Grant by this covenant not to compete. Therefore, each Shareholder agrees, severally and not jointly, that for the period (the "Noncompetition Period") commencing upon the Closing Date and ending upon the fifth anniversary (the "Ending Date") of the Closing Date, it shall not, and shall cause its Affiliates not to, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than as a stockholder of 5% or less of a publicly traded company), corporate officer or director, or in any other individual or representative capacity, engage or participate in the manufacture or sale of finished drill pipe anywhere in China or elsewhere in the continent of Asia (such entire geographic area is hereinafter referred to as the "Non-Competition Area" except on behalf of the JV as a sales agent or consultant). Each Shareholder represents to Grant that the enforcement of the restriction contained in this Exhibit I would not be unduly burdensome to such Shareholder. Each Shareholder further represents and acknowledges that such Shareholder has willingly entered into this agreement not to compete and is willing and able to compete in other geographical areas not prohibited by this Exhibit I.

         Each Shareholder agrees that in addition to any other remedies contained in the Agreement, a breach or violation of this covenant not to compete by or such Shareholder shall entitle Grant, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies that Grant may show itself justly entitled. Further, each Shareholder agrees that during any period in which such Shareholder is in breach of this covenant not to compete, the time period of this covenant shall be extended for the amount of time that such Shareholder is in breach hereof.

         Each Shareholder agrees that for the Non-Competition Period such Shareholder will not, either directly or indirectly, (i) solicit for employment, or allow any corporation or business entity controlled directly or indirectly by or affiliated with the Shareholder to solicit for employment, any Person that at that time is, or at any time during the 12-month period immediately preceding the Closing Date was, an employee, consultant or agent of either Company or Grant or any of their Affiliates (except this shall not prohibit reasonable and customary general solicitations of employment through the media) or (ii) make known to any Person that is engaged in the Non-Competition Business in the Non-Competition Area or executive recruiting or search firms that have clients engaged in such businesses, the names of any Person that at that time is, or at any time during the 12-month period immediately preceding the Closing Date was, an employee, consultant or agent of Grant, Company or any of their Affiliates relating to the Non-Competition.

         Notwithstanding anything contained herein to the contrary, the existence of any claim or cause of action of a Shareholder against Grant, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Grant of the covenants of such Shareholder contained in this Exhibit I.

         The parties to this Agreement agree that the limitations contained in this Exhibit I with respect to geographic area, duration and scope of activity are reasonable. However, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in this Exhibit I is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

                                    EXHIBIT J

                               REGISTRATION RIGHTS

For purposes of this Exhibit J, Grant shall mean both Grant and GPI.

         1.1 Demand Rights.

         GRANT shall file a registration statement on Form S-3 with the Securities and Exchange Commission within ten business days following the Closing to register under the Securities Act the offer and sale by the Shareholders of all of the Grant Shares owned by the Shareholders pursuant to a non-underwritten offering; provided, however, GRANT shall not be obligated to prepare and file any registration statement pursuant to this Exhibit J, or prepare or file any amendment or supplement thereto, and may suspend sales thereunder, if at any time when GRANT reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would require premature disclosure of information not otherwise required to be disclosed to the potential detriment of GRANT or require disclosure of financial or other information not yet available to Grant; provided, however, that the filing of a registration statement, or any amendment or supplement thereto, by GRANT may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than forty five (45) consecutive business days nor more than sixty (60) business days in the aggregate in any 12-month period.

         1.2 Procedure.

         If and whenever GRANT is required by the provisions of this Exhibit J to effect the registration of any Shares under the Securities Act, GRANT will, subject to the other provisions of this Exhibit J:

         (f) as expeditiously as reasonably practicable, prepare and file with the Commission the registration statement in which such Grant Shares are to be included and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective;

         (g) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act in accordance with the intended method of distribution set forth in such registration statement;

         (h) as expeditiously as reasonably practicable, furnish to the Shareholders (or any Shareholder Representative) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Shareholders may reasonably request, in order to facilitate the public sale of such Shares; provided, however, that the obligation of GRANT to deliver copies of prospectuses or preliminary prospectuses to the Shareholders (or any Shareholder Representative) shall be subject to the receipt by GRANT of reasonable assurances from the Shareholders that the Shareholders will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by the Shareholders of any prospectuses or preliminary prospectuses;

         (i) as expeditiously as practicable, use commercially reasonable efforts to register or qualify the Shares covered by such registration statement under such other securities laws of such United States jurisdictions as the Shareholders (or any Shareholder Representative) shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things that may be necessary or desirable to enable the Shareholders to consummate the public sale or other disposition in such jurisdictions of Shares; provided, however, that GRANT shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action that would subject it to general service of process in any jurisdiction in which it is not then so subject or subject it to franchise or other state or jurisdictional Taxes in any state or jurisdiction in which it is not then so subject to Taxes;

         (j) bear all Registration Expenses (as defined below) in connection with all registrations hereunder; provided, however, that all Selling Expenses (as defined below) of Grant Shares and all fees and disbursements of counsel for the Shareholders in connection with each registration pursuant to this Article 13 shall be borne by the Shareholders. Expenses incurred by GRANT in complying with this Exhibit J, including, without limitation: (i) all registration and filing fees; (ii) all printing expenses; (iii) all legal fees and disbursements of counsel for GRANT; (iv) all blue sky fees and expenses; and (v) all fees and expenses of accountants for GRANT, are herein referred to as "Registration Expenses". All underwriting fees and discounts and brokerage and selling commissions relating to Shares to be registered for sale by the Shareholders and fees and expenses of the counsel for the Shareholders and any other costs (other than Registration Expenses) applicable to the sales by the Shareholders in connection with any such registration are herein referred to as "Selling Expenses".

         1.4 Indemnification.

         (a) In the event of a registration of any Shares under the Securities Act pursuant to this Exhibit J, GRANT will indemnify and hold harmless the Shareholders (or any Shareholder Representative) and any other Person, if any, who controls the Shareholders (or any Shareholder Representative) within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Shareholders (or any Shareholder Representative) or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus distributed with the consent of GRANT or final prospectus contained in such effective registration statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Shareholders (or any Shareholder Representative) and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

provided, however, that GRANT will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to GRANT by or on behalf of the Shareholders (or any Shareholder Representative) or a controlling Person of the Shareholders (or any Shareholder Representative) specifically for use in the preparation thereof.

         (b) In the event of any registration of any Shares under the Securities Act pursuant to this Exhibit J, the Shareholders (or any Shareholder Representative) will indemnify and hold harmless GRANT and each Person, if any, who controls GRANT within the meaning of Section 15 of the Securities Act, each officer of GRANT who signs the registration statement, each director of GRANT and each underwriter and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions that GRANT or such officer, director, underwriter or controlling Person may become subject under the Securities Act or otherwise, and will reimburse GRANT and each such officer, director, underwriter and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (a) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact furnished to GRANT by or on behalf of the Shareholders (or any Shareholder Representative) specifically for use in connection with the preparation of such registration statement or prospectus contained in any such registration statement, such preliminary prospectus or such final prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) any such untrue statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to GRANT by or on behalf of the Shareholders (or any Shareholder Representative) specifically for use in connection with the preparation of such registration statement or prospectus or failure to comply with applicable prospectus delivery requirements.

         (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Exhibit, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for the fees and expenses of legal counsel for such indemnified Person incurred thereafter in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person, then such indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel.

         (d) If the indemnification provided for in this Section 1.4 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of GRANT and the Buyer on the one hand and the Shareholders (or any Shareholders Representative) on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the GRANT on the one hand or the Shareholders (or any Shareholders Representative) on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Shareholders and the Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         1.5 Termination.

         The rights of the Shareholders as to registration provided for in this Exhibit as to the Shares shall terminate immediately upon the first availability of the ability to freely sell the shares without use of the registration statement.

         1.6 Shareholder Representative.

         Each Shareholder designates and appoints Dauderman as its Shareholder Representative. Any notices sent by Grant to the Shareholder Representative shall be deemed notice given to each Shareholder hereunder.

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS                                                                          1
    1.1      Definitions                                                                         2
    1.2      Construction                                                                        5
ARTICLE 2 - GENERAL                                                                              5
    2.1      Purpose                                                                             5
ARTICLE 3 - INVESTMENT                                                                           5
    3.1      Purchase and Sale                                                                   5
    3.2      Exchange of Shares                                                                  5
    3.3      Closing Conditions                                                                  5
    3.4      Closing                                                                             7
    3.5      Resulting Capital Structure                                                         8
ARTICLE 4 - ADVANCE                                                                              8
ARTICLE 5  - COVENANTS                                                                           8
    5.1      Consents and Authorizations                                                         8
    5.2      Conduct of Business                                                                 9
    5.3      Compliance with Laws                                                               11
    5.4      Transfer of Shares                                                                 11
    5.5      Cooperation                                                                        11
    5.7      Further Implementation                                                             11
    5.8      Post-Closing Ownership Deed                                                        11
    5.9      Sale or Issuance of Shares to Third Parties              ERROR! BOOKMARK NOT DEFINED.
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES                                                      12
    6.1      Shareholders                                                                       12
    6.2      The JV                                                                             14
    6.3      Grant                                                                              18
ARTICLE 7 - OTHER AGREEMENTS                                                                    20
ARTICLE 8 - PAYMENT TO GRANT                                                                    21
ARTICLE 9 - INDEMNIFICATION                                                                     21
    9.1      Survival                                                                           21
    9.2      Grant's Losses                                                                     21
    9.3      Shareholders' Losses                                                               22
    9.4      Notice of Loss                                                                     22
    9.5      Right to Defend                                                                    22
    9.6      Manner and Limitation of Indemnification                                           23
ARTICLE 10 - GOVERNING LAW AND DISPUTE RESOLUTION                                               23
   10.1      Governing Law                                                                      23
   10.2      Arbitration                                                                        23
   10.3      Other Principles                                                                   24
ARTICLE 11 - CONFIDENTIALITY                                                                    24
   11.1      Confidentiality                                          ERROR! BOOKMARK NOT DEFINED.
   11.2      Use of Confidential Information                          ERROR! BOOKMARK NOT DEFINED.
   11.3      Return of Confidential Information                       ERROR! BOOKMARK NOT DEFINED.


ARTICLE 12 - TERM AND TERMINATION                                                               24
    12.1     Term and Termination                                     ERROR! BOOKMARK NOT DEFINED.
ARTICLE 13 - MISCELLANEOUS                                                                      25
    13.1     Relationship of the Parties                                                        25
    13.2     Limitation of Liability                                                            25
    13.3     Entire Agreement                                                                   25
    13.4     Amendments; No Waiver                                                              25
    13.5     Assignment                                                                         25
    13.6     Notices                                                                            26
    13.7     Counterparts                                                                       26
    13.8     Language                                                                           26
    13.9     Waiver of Immunity                                                                 26
    13.10    No Third Party Beneficiaries                                                       26
    13.11    Severability                                                                       26
    13.12    Survival                                                 ERROR! BOOKMARK NOT DEFINED.
    13.13    Attorney's Fees and Costs                                                          27
    13.14    Negotiations                                                                       27
SCHEDULE 1.1                                                                                    30
SCHEDULE 3.1                                                                                    31
SCHEDULE 3.3.8                                                                                  33
SCHEDULE 3.5                                                                                    33
SCHEDULE 5.1.3                                                                                  34
SCHEDULE 6.1.6                                                                                  35
SCHEDULE 6.2.2                                                                                  36
SCHEDULE 6.2.13                                                       ERROR! BOOKMARK NOT DEFINED.
SCHEDULE 6.2.16                                                                                 37
SCHEDULE 13.6                                                                                   38
EXHIBIT A  FORM OF AMENDED JV ARTICLES OF ASSOCIATION                                           41
EXHIBIT B  FORM OF AMENDED JV CONTRACT                                                          42
EXHIBIT C  FORM OF MARKETING AND ADMINISTRATIVE SUPPORT AGREEMENT                               43
EXHIBIT D  FORM OF POST CLOSING OWNERSHIP DEED                                                  44
EXHIBIT E  FORM OF WAI CONSULTING AGREEMENT                           ERROR! BOOKMARK NOT DEFINED.
EXHIBIT F  REPRESENTATIONS AND WARRANTIES RELATING TO SECURITIES
             AND EXCHANGE MATTERS                                                               46
EXHIBIT G TPCO NON-COMPETE                                                                      48
EXHIBIT H SHAREHOLDER RELEASE                                                                   49
EXHIBIT I NON-COMPETE                                                                           51
EXHIBIT I REGISTRATION RIGHTS                                                                   53




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